Exhibit 10.4

Dated 27 October 2006

Amendment Agreement

relating to the Receivables Purchase Agreement dated 28 October 2005 between

ING BANK NV, MILAN BRANCH

as Purchaser and Transaction Administrator

and

GREIF ITALIA SpA

Seller and Servicer

and

GREIF BELGIUM BVBA

as Master Servicer

THIS AMENDMENT AGREEMENT (the “Agreement”) is made on 27 October 2006 .

Between:

1.	ING BANK NV, MILAN BRANCH, a corporation organised under the laws of the Netherlands, having its registered office at Amstelveenseweg 500, 1081 KL Amsterdam – The Netherlands, acting through its Milan branch, whose registered office is at Via Paleocapa, 5 20121 Milano (Italy), registered in the Companies Registry of Milan and with Tax Identification Number 11241140158, (the “Purchaser” and the “Transaction Administrator”, or “ING Milan”);

2.	GREIF ITALIA SpA, a company governed by the laws of Italy, whose registered office is located at Via A. Vespucci 1, 20066 Melzo, Milano, Italy, registered with the Companies Registry of Milano under number 515170 (the “Seller” and the “Servicer”);

3.	GREIF BELGIUM BVBA, a corporation organised under the laws of Belgium, having its registered office at Bollaarstraat 6, 2500 Lier, registered with the register of legal entities (RPM/RPR) under the number 0407237771, (the “Master Servicer”).

The Purchaser, the Originator, the Transaction Administrator, the Servicer are hereinafter together referred to as the “Parties” or separately as a “Party”.

WHEREAS

(A)	The Parties have entered into a Receivables Purchase Agreement dated 28 October 2005, whereby the Purchaser purchases certain trade receivables originated by the Seller (the “Receivables Purchase Agreement”).

(B)	The parties to this Agreement have agreed to enter into this Agreement in order to amend the terms of the Receivables Purchase Agreement in the manner set out below, and to extend the Receivables Purchase Agreement for a period of 364 days.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

Unless a contrary intention appears or the context requires otherwise, any word or expression defined in the Receivables Purchase Agreement will have the same meaning when it is used in this Agreement.

2.	CONDITIONS PRECEDENT TO THE EFFECTIVE AMENDMENT DATE

The amendments referred to in Clause 4 hereunder are subject to the Transaction Administrator having received following documents:

•	documents evidencing that the Seller has the power to validly commit itself in this Agreement and holds all authorisations for such commitment;

•

minutes of the board of directors (“Notulen van de Vergadering van het College van Zaakvoerders”) approving (i) the inclusion of “Conical Obligors”, (ii) the inclusion of Switzerland as eligible country and (iii) the extension of the Programme.

3.	RENEWAL OF THE RECEIVABLES PURCHASE AGREEMENT

In accordance with article 2.4 of the Receivables Purchase Agreement, the parties hereby agree that the Receivables Purchase Agreement is extended for an additional period of 364 days.

4.	AMENDMENT OF THE RECEIVABLES PURCHASE AGREEMENT

The following clauses and enclosures of the Receivables Purchase Agreement will, with effect from (and including) the date hereof, be amended, so that the rights and obligations of the parties to the Receivables Purchase Agreement relating to these clauses and enclosures shall form the date of this Agreement be governed by, and construed in accordance with, the following clauses and enclosures:

Clause 1: Definitions

The definition of Settlement Date is modified as follows :

Settlement Date means without prejudice to Clause 17, the 15th and the last day of each calendar month, save that the first Settlement Date shall coincide with the first Purchase Date and the First French Purchase Date. Any Settlement Date falling on a date which is not a Business Day will be postponed to the immediately following Business Day. If this immediately following Business Day falls in the following calendar month, the Settlement date will be fixed on the immediately preceeding Business Day.

Schedule 1 : ELIGIBILITY CRITERIA, Part 1: ELIGIBILITY CRITERIA FOR PURCHASE

Clause 1.2 is modified as follows:

the Receivable is owed by an Obligor acting out of an establishment located in any of the following countries : Belgium, France, Germany, the Netherlands, Spain, England and Wales, Portugal and Switzerland;

Schedule 1: ELIGIBILITY CRITERIA, Part 2 : ELIGIBILITY CRITERIA FOR

CALCULATION OF GIPP

The list of Important Obligors defined in Clause 1.2(a) is modified as follows:

Important Obligor	Limit
BASF	Default Reserve Floor*Combined Portfolio
BAYER	50%*Default Reserve Floor*Combined Portfolio
DOW CHEMICALS	50%*Default Reserve Floor*Combined Portfolio

ICI	50%*Default Reserve Floor*Combined Portfolio

BP	Default Reserve Floor * Combined Portfolio

DSM	50%*Default Reserve Floor*Combined Portfolio

EXXON MOBIL	Default Reserve Floor* Combined Portfolio

TOTALFINAELF	Default Reserve Floor* Combined Portfolio

SHELL	Default Reserve Floor* Combined Portfolio

INEOS	1/5 of Default Reserve Floor *Combined Portfolio + a Special Limit of EUR 500.000,-

CRODA	1/5 of Default Reserve Floor * Combined Portfolio + a Special Limit of EUR 1.000.000,-

Enclosure IV bis : Calculation Specificities and applied parameters for the calculation of the Purchase Price

The parameter “Dilution Reserve Floor” is modified as follows:

Dilution Reserve Floor means : 0% until the settlement date immediately following 30/04/2007 and 4% thereafter

The parameter “Default Reserve Floor” is modified as follows :

Dilution Reserve Floor means : 13%

The following clause “2. Calculation Specificities” is added :

Until the Settlement Date immediately following 30/04/2007, The Dilution Reserve Rate will be reduced with a percentage equal to EUR 4.500.000,00/E.R.F.

The Dilution Reserve Rate applicable to the Global Portfolio will be calculated as follows :

(EUR 4.500.000,00/E.R.F) * (Global Portfolio/Combined Portfolio)

Thereafter, the Dilution Reserve Rate will be aplicable.

The Dilution fee will be included in the Transaction Administrator Report under the heading “Concentration Fee”.

Schedule VI: Charges and other Costs

Clause 1 : Definitions

•	The following definition is added :

Dilution Fee Rate means the fee as specified in the Fee Letter and supported by the Seller,

deducted from the Total Collections and remitted to the Programme Administrator.

•	The definition of Costs is modified as follows :

Costs means the sum of (i) the Funding Cost; (ii) the Administration Fee; (iii) the Commitment

Fee; (iv) the Concentration Fee, and (v) the Dilution Fee.

Clause 2. METHOD OF CALCULATION APPLICABLE TO CHARGES AND COSTS, (a) is modified as follows :

Charges shall be:

(i)	calculated for a term equal to the Charges Period;

(ii)	calculated on:

•	the GIPP as at the previous Calculation Date for the Funding Costs;

•	the Global Portfolio as existing at the end of the previous Calculation Date for the Servicing Fee, and the Administration Fee;

•	the Special Limit of the Important Obligor as stipulated in criterium 2.2.4 of Enclosure II

•	the Total Commitment Fee * Global Portfolio/Combined Portfolio.

The Total Commitment Fee is calculated at follows:

(Sum of the Maximum Programme Amount plus the Maximum Programme Amount of the Italian Programme)*Commitment Fee Rate * number of days in the current Charges Period/360 Days.

•	Eur 4.500.000,00 for the Dilution Fee

3.	STATUS OF DOCUMENTS

3.1	Novation

It is not in the intention of the Parties to this Agreement to operate a novation of the Receivables Purchase Agreement. This Agreement will not constitute in any manner a novation.

3.2	Receivables Purchase Agreement

Except as amended by the terms of this Agreement, the Receivables Purchase Agreement will remain in full force and effect.

3.3	Transaction Document

This Agreement will constitute a Transaction Document for the purposes of the Receivables Purchase Agreement,

4.	REPRESENTATIONS AND WARRANTIES

The Seller, the Servicer and the Master Servicer represent and warrant that they:

4.1	Have the power to enter into this Agreement and to comply with their obligations therein; and

4.2	Have taken all necessary actions:

(i)	to authorise the entry into this Agreement;

(ii)	to ensure that their obligations under this Agreement are valid, legally binding and enforceable in accordance with their terms.

5.	MISCELLANEOUS

5.1	Severability

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, or of the remaining provisions hereof, shall not be affected or impaired thereby, and the Parties shall negotiate in good faith such amendments to any such provision in order to secure the preservation for all parties of the economic effect equivalent to the intended economic effect of any such provision.

5.2	Applicable law and choice of forum

This Agreement shall be governed by and construed in accordance with Italian law.

The Parties agree that any dispute in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Milan.

Done in Milan, on 27 October 2006 in three originals. Each party acknowledges receipt of its own original.

ING BANK NV, Milan Branch the Purchaser and the Transaction Administrator

/s/ Andre HABAY		/s/ Luc VERBEKEN
name:	Andre HABAY	name:	Luc VERBEKEN
title:	Directeur	title:	Head of Corporate Banking SWE

GREIF Italia S.p.A. the Seller and the Servicer

/s/ Domenico Rinaldini
name:	Domenico Rinaldini
title:	Amministratore Delegato

GREIF BELGIUM BVBA the Master Servicer

/s/ Michel Verholen
name:	Michel Verholen
title:	Manager (Zookroerder)